Exhibit 99.1

StoneCastle Financial Corp. Reports Third Quarter 2020 Results

DENVER, November 12, 2020 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2020.

Third Quarter 2020 Investment Highlights:

•	Invested approximately $23.7 million in three investments

•	Realized proceeds of $45.9 million from the sale of two investments

•	Realized proceeds from partial paydowns of $3.9 million from five investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

Subsequent to the end of the quarter, the Company invested $13.7 million in two investments.

The estimated annualized yield generated by the invested portfolio as of September 30, 2020 (excluding cash and cash equivalents) was approximately 9.18%.

Third Quarter 2020 Financial Results

Net investment income was $2,753,775 or $0.42 per share, comprised of $4,281,927 gross income and $1,528,152 of expenses. Net Assets at quarter end were $137,102,601. The Company’s Net Asset Value was $20.89 per share, up $0.62 from the prior quarter.

In the third quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on September 30, 2020 to shareholders of record at the close of business on September 25, 2020.

The Company had $10 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 7% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on September 30, 2020, the Company had total assets of $149,864,407 consisting of total investments of $146,967,849 and cash and other assets of $2,896,558.

During the quarter, the Company invested a total of $23,691,493 in three bank-related investments. The Company invested a total of $18,668,160 in two alternative capital securities, and $5,023,333 in one community bank subordinated note. The Company received proceeds of $45,920,472 from the sale of two investments, including Community Funding CLO, Ltd, Preferred Shares and received partial paydowns of $3,930,454 from five investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on November 12, 2020 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 26, 2020. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13712218. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management, LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2020	June 30, 2020
Assets
Investments in securities, at fair value (cost: $150,661,873 and $176,329,751 respectively)	$146,967,849	$165,755,271
Cash	545,156	271,693
Foreign cash (cost: $209,344 and $5,036,821 respectively)	209,228	5,036,962
Unrealized appreciation on forward currency exchange contracts	-	347
Interest and dividends receivable	1,498,511	2,333,443
Prepaid assets	643,663	586,535
Total assets	149,864,407	173,984,251

Liabilities
Loan payable	10,000,000	33,000,000
Dividends payable	27,705	-
Payable for securities purchased	-	5,181,389
Options written, at value (premiums received $1,801,080)	1,181,250	1,513,750
Investment advisory fee payable	654,515	750,435
Unrealized depreciation on forward currency exchange contracts	156,491	-
Loan interest payable	858	33,856
Directors fee payable	1,851	-
Accrued expenses payable	739,136	445,587
Total liabilities	12,761,806	40,925,017
Net Assets	$137,102,601	$133,059,234

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,564	$6,564
Paid-in-Capital	144,961,221	144,961,221
Total distributable earnings / (loss)	(7,865,184)	(11,908,551)
Net Assets	$137,102,601	$133,059,234

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,563,892	6,563,892
Net asset value per common share	$20.89	$20.27
Market price per share	$19.41	$15.90
Market price discount to net asset value per share	-7.08%	-21.56%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended September 30, 2020	For the Three Months Ended June 30, 2020
Investment Income
Interest	$3,346,806	$2,873,378
Dividends	830,671	1,008,211
Origination fee income	18,552	36,853
Other Income (service fees and due diligence fees)	85,898	99,530
Total Investment Income	4,281,927	4,017,972

Expenses
Investment advisory fees	654,514	750,435
Interest expense	200,308	183,810
Directors’ fees	117,621	101,156
Transfer agent, custodian fees and administrator fees	93,159	72,364
Bank administration fees	40,457	40,018
Professional fees	182,760	39,774
ABA marketing and licensing fees	37,845	37,431
Investor relations fees	41,204	30,866
Delaware franchise tax	22,943	22,693
Insurance expense	20,148	17,950
Valuation fees	40,152	14,987
Printing	17,670	14,511
Miscellaneous fees (proxy, rating agency, etc.)	59,371	29,512
Total expenses	1,528,152	1,355,507
Net Investment Income	2,753,775	2,662,465

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized loss on investments	(2,745,166)	(327,535)
Net realized loss from forward foreign currency transactions	(674,739)	(208,064)
Net realized gain / (loss) from foreign currency transactions	144,713	(228,928)
Net change in net unrealized appreciation on investments	6,880,456	8,643,982
Net change in unrealized appreciation on written options	332,500	287,330
Net change in unrealized appreciation / (depreciation) on forward currency transactions	(156,838)	347
Net change in unrealized appreciation on foreign currency transactions	2,945	7,252
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency transactions	3,783,871	8,174,384

Net Increase in Net Assets Resulting From Operations	$6,537,646	$10,836,849

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2020
Per Share Operating Performance
Net Asset Value, beginning of period	$20.27
Net investment income(1)	0.42
Net realized and unrealized gain / (loss) on investments	0.58
Total from investment operations	1.00

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$20.89

Per share market value, end of period	$19.41

Total Investment Return (2)
Based on market value	24.62%
Based on net asset value	5.21%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$137.1

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.50%
Expenses after waivers(5)*	4.50%
Net investment income(6)*	8.11%
Portfolio turnover rate **	13.0%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$10,000
Asset coverage per $1,000 for revolving credit agreement(7)	14,710

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.91%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.75%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.75%.
(6)	Ratio of net investment income to average managed assets equals 6.77%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized